INDEPENDENT AUDITOR'S CONSENT




We consent to the use in this Post-effective Amendment No. 7 to Registration Statement No. 33-86102 on Form N-1A of John Hancock Institutional Series Trust of our report dated April 4, 1997 accompanying the financial statements of John Hancock Institutional Series Trust incorporated by reference in the Statement of Additional Information which is part of such registration statement. We also consent to the reference to us under the heading "The Funds' Financial Highlights" appearing in the Prospectus, which is part of such Registration Statement.




/s/Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Boston, Massachusetts
April 28, 1997

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                    Consent of Independent Public Accountants




As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated April 4, 1997 for John Hancock Institutional Series Trust and to all references to our firm included in or made a part of Post-Effective Amendment No. 7 and Amendment No. 8 to Registration Statement File Nos. 33-86102 and 811-8852, respectively.


                                                  /s/Arthur Andersen LLP

Boston, Massachusetts
April 25, 1997